EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation and use in this Registration Statement of Sedition Films, Inc. on Form S-1 of our audit report, dated June 5, 2013, relating to the accompanying audited financial statements (and related statements included there in) as of April 30, 2013 which appears in such Registration Statement.

We also consent to the references of us under the heading “Expert” in such Registration Statement.

ZBS Group LLP
Melville, New York

July 22, 2013

115 Broad Hollow Road, Suite 350 Melville, New York 11747
Tel: (516) 394-3344 Fax: (516) 908-7867
www.zbscpas.com